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                                                                       EXHIBIT 5
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                    [ROPES & GRAY LETTERHEAD APPEARS HERE]


                                            February 4, 1998



Bright Horizons, Inc.
One Kendall Square, Suite 200
Cambridge, MA 02139

     Re:  Bright Horizons, Inc.
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Ladies and Gentlemen:

     This opinion is furnished to you in connection with a registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the registration of 1,348,484 shares of Common Stock, $.01 par value (the "Shares"), of Bright Horizons, Inc., a Delaware corporation (the "Company").

     We have acted as counsel for the Company and are familiar with the action taken by the Company in connection with the Company's 1987 Stock Option and Incentive Plan, the Company's 1996 Equity Incentive Plan and the Company's 1997 Equity Incentive Plan (collectively, the "Plans"). For purposes of this opinion, we have examined the Plans and such other documents, records, certificates, and other instruments as we have deemed necessary.

     We express no opinion as to the applicability of compliance with or effect of Federal Law or the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when the Shares have been issued and sold and consideration received therefor by the Company in accordance with the terms of the Plans, the Shares will be validly issued, fully paid, and non-assessable.

     We, hereby, consent to your filing this opinion as an exhibit to the Registration Statement. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

                                     Very truly yours,

                                     /s/ Ropes & Gray

                                     Ropes & Gray